Exhibit 10.37

FIRST AMENDMENT TO SUBLEASE

THIS FIRST AMENDMENT TO SUBLEASE (“First Amendment”) is entered into as of December 3, 2021 (the “First Amendment Effective Date”), by and between TWITTER, INC., a Delaware corporation (“Sublandlord”), and SOLID BIOSCIENCES, LLC, a Delaware limited liability company (“Subtenant”), with reference to the following facts:

A.Sublandlord and Subtenant are parties to that certain Sublease dated as of January 25, 2018 (the “Sublease”), pursuant to which Sublandlord leases to Subtenant space containing approximately 15,877 rentable square feet (“RSF”) (the “Subleased Premises”) on the fifth (5th) floor of the building located at 141 Portland Street, Cambridge, Massachusetts (the “Building”).

B.The Sublease by its terms is scheduled to expire on February 28, 2022 (the “Current Expiration Date”). Sublandlord and   Subtenant have agreed to extend the Term of the Sublease in accordance with the provisions set forth below.

NOW, THEREFORE, in consideration of the above recitals which by this reference are incorporated herein, the mutual covenants and conditions contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublandlord and Subtenant agree as follows:

1.Extension. The Term of the Sublease is hereby extended for a period of three (3) months and shall expire at 11:59PM on May 31, 2022 (the “Extended Expiration Date”), unless sooner terminated in accordance with the terms of the Sublease. That portion of the Term of the Sublease commencing on the day immediately following the Current Expiration Date (the “Extension Date”) and ending on the Extended Expiration Date is referred to herein as the “Extended Term.”

2.Base Rent and Operating Costs. During the Extended Term, Subtenant will pay as Base Rent for the Subleased Premises the sum of $109,022.07 (i.e., $82.40 RSF per annum). Subtenant will continue to pay Operating Costs in accordance with the terms of the Sublease

3.No Additional Security Deposit. As of the First Amendment Effective Date, Sublandlord holds a Security Deposit in the amount of $209,047.00, which Sublandlord will continue to hold during the Extended Term. No additional security deposit shall be required in connection with this First Amendment.

4.Condition of Subleased Premises. Subtenant is in possession of the Subleased Premises and accepts the same as of the Extension Date in its “as is” condition.

5.Landlord’s Consent. This First Amendment is expressly conditioned upon the procurement by Sublandlord and Subtenant of Landlord’s consent to this First Amendment (the “Consent”). In connection therewith, Subtenant agrees to pay any charges or fees imposed by Landlord in producing such Consent, up to a maximum of $1,000.00; Sublandlord will be responsible for any additional charges and fees so imposed by Landlord. Promptly following the mutual execution and delivery of this First Amendment, Sublandlord will deliver a copy of this First Amendment to Landlord for the purposes of obtaining the Consent and shall, thereafter, continuously and diligently pursue obtaining such Consent. If the conditions precedent described above have not been satisfied as of December 31, 2021 and Sublandlord has continuously and diligently pursued obtaining the Consent, then, at Sublandlord’s option, to be exercised by notice delivered to Subtenant at any time prior to the procurement of the Consent, this First Amendment shall be null and void and of no further force or effect, and the Term of the Sublease shall expire as of the Current Expiration Date.

Similarly, if the conditions precedent described above have not been satisfied as of December 31, 2021, and Subtenant has cooperated in good faith with Sublandlord’s efforts to procure the Consent then, at Subtenant’s option, to be exercised by notice delivered to Sublandlord at any time prior to the procurement of the Consent, this First Amendment shall be null and void and of no further force or effect, and the Term of the Sublease shall expire as of the Current Expiration Date.

6.Miscellaneous.

(a)This First Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements.

(b)Except as herein modified or amended, the provisions, conditions and terms of the Sublease shall remain unchanged and in full force and effect.

(c)In the case of any inconsistency between the provisions of the Sublease and this First Amendment, the provisions of this First Amendment shall govern and control.

(d)Submission of this First Amendment by Sublandlord is not an offer to enter into this First Amendment. Sublandlord and Subtenant shall not be bound by this First Amendment until Sublandlord and Subtenant have each executed and delivered the same to the other.

(e)Capitalized terms used in this First Amendment shall have the same definitions as set forth in the Sublease to the extent that such capitalized terms are defined therein and not redefined in this First Amendment.

(f)Subtenant hereby represents to Sublandlord that Subtenant has dealt with no broker in connection with this First Amendment other than Newmark Knight Frank (“Newmark”). Subtenant agrees to defend, indemnify and hold Sublandlord harmless from all claims of any brokers (including Newmark, but excluding CRESA) claiming to have represented Subtenant in connection with this First Amendment. Sublandlord hereby represents to Subtenant that Sublandlord has dealt with no broker in connection with this First Amendment other than CRESA. Sublandlord agrees to indemnify and hold Subtenant harmless from all claims of any brokers (including CRESA, but excluding Newmark) claiming to have represented Sublandlord in connection with this First Amendment. It is the intention of the parties that no brokers will be entitled to a commission as a consequence of the execution of this First Amendment.

(g)Each signatory of this First Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.

(h)This First Amendment may be executed in multiple counterparts each of which is deemed an original but together constitute one and the same instrument. This First Amendment may be executed in so-called “pdf” format and each party has the right to rely upon a pdf counterpart of this First Amendment signed by the other party to the same extent as if such party had received an original counterpart.

[SIGNATURES ARE ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, Sublandlord and Subtenant have duly executed this First Amendment as of the First Amendment Effective Date.

SUBLANDLORD:	TWITTER, INC.,
a Delaware corporation

By:	/s/ T Hawkins
T Hawkins (Dec 3, 2021 15:29 PST)
Print Name:	T Hawkins
Title:	VP REW

SUBTENANT:	SOLID BIOSCIENCES, LLC,
a Delaware limited liability company

By:	/s/ Joel Schneider
Print Name:	Joel Schneider
Title:	COO

Signature:	/s/ T Hawkins
T Hawkins (Dec 3, 2021 15:29 PST)
Email:	tracy@twitter.com
Title:	VP REW
Company:	Twitter

Cambridge - Solid Bio First Amendment Final Audit Report2021-12-03 Created: By: Status Transaction ID: 2021-12-03 Karla Gil (kgil@twitter.com)  Signed CBJCHBCAABAAcSODzyHF70kFAp7uUGxMrCdVkHP7Q_Wl "Cambridge - Solid Bio First Amendment" History Document created by Karla Gil (kgil@twitter.com) 2021-12-03 - 8:42:46 PM GMT- IP address: 73.15.156.223 Document emailed to T Hawkins (tracy@twitter.com) for signature 2021-12-03 - 8:49:02 PM GMT Email viewed by T Hawkins (tracy@twitter.com) 2021-12-03 - 9:58:18 PM GMT- IP address: 66.249.84.167 Document e-signed by T Hawkins (tracy@twitter.com) Signature Date: 2021-12-03 - 11:29:18 PM GMT - Time Source: server- IP address: 174.194.192.158 Agreement completed. 2021-12-03 - 11:29:18 PM GMT

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